Exhibit 99.1

Tremont Mortgage Trust and RMR Mortgage Trust Announce
Agreement to Merge

Creates a Diversified Commercial Mortgage REIT with Fully Invested Total Assets
Expected to Approach $1 Billion

Expected to be Accretive to 2022 Distributable Earnings

Increases Financial Strength with Improved Access to Capital Markets and
Expanded Shareholder Liquidity

Conference Call Scheduled for 10:00 a.m. Eastern Time on April 28, 2021

Newton, MA (April 26, 2021): RMR Mortgage Trust (Nasdaq: RMRM) and Tremont Mortgage Trust (Nasdaq: TRMT) today announced that they have entered into a definitive merger agreement pursuant to which TRMT will merge with and into RMRM, with RMRM continuing as the surviving company. The merger is expected to create a more diversified commercial mortgage real estate investment trust, or REIT, focused on middle market transitional bridge loans with assets expected to approach $1 billion when fully invested. The merger is expected to be accretive to distributable earnings in 2022 with the potential to realize annual expense savings of $1.4 million to $1.6 million, or $0.10 to $0.11 per common share, due to the elimination of certain duplicative public company costs.

Tom Lorenzini, President of RMRM and TRMT, made the following statement:

“We are excited to announce this merger of two highly complementary businesses that will create a larger, more diversified commercial mortgage REIT. This combination greatly enhances our financial strength and provides attractive benefits to the shareholders of both companies. We believe that with increased scale and an expanded capital base the combined company will be much better positioned to access capital markets, increase operating efficiency, and deliver more attractive risk-adjusted returns for our shareholders.”

Certain Expected Strategic Transaction Benefits

•	Enhanced scale with fully invested assets expected to approach $1 billion

•	Accretive to the distributable earnings of both RMRM and TRMT

•	Expanded capital base, float and shareholder liquidity

•	Improved access to capital markets with the potential of a reduced cost of capital

•	Increased portfolio diversification among investments and asset class exposure

•	Greater market visibility to drive increased transaction volume

•	Seamless integration, as existing senior management team remains in place

Under the terms of the merger agreement, each TRMT common share will be converted into 0.520 of one newly issued RMRM common share. Based on the closing prices of RMRM’s and TRMT’s common shares on Friday, April 23, 2021, the implied offer price is approximately $6.55 per TRMT common share, which represents a premium of 6% and 9% to the closing price and the volume weighted average price, respectively, for the 30 trading days ending on April 23, 2021. Upon the closing of the merger, RMRM shareholders are expected to own approximately 70% of the combined company’s outstanding common shares, while TRMT shareholders are expected to own approximately 30% of the combined company’s outstanding common shares.

Based on the closing price of RMRM’s common shares on April 23, 2021, the equity market capitalization of the combined company would be approximately $180 million. Tremont Realty Advisors LLC, the manager of RMRM and TRMT, or the Manager, will continue to manage the combined company and has waived any termination fee that would otherwise be payable by TRMT as a result of the merger.

On a pro forma basis as of today, the combined company will have a loan portfolio consisting of the following characteristics:

•	22 first mortgage loans with aggregate loan commitments of $519 million;

•	Average funded loan size of $21 million;

•	Weighted average maximum maturity, which assumes all borrower extension options have been exercised, of 3.2 years; and

•	Weighted average interest rate of LIBOR plus 3.91% and a weighted average loan-to-value of 66%.

The merger and other transactions contemplated by the merger agreement and the terms thereof were evaluated, negotiated and recommended, as applicable to each of RMRM’s and TRMT’s board of trustees by special committees of each of RMRM’s and TRMT’s board of trustees, respectively, each comprised solely of RMRM’s and TRMT’s disinterested, independent trustees, respectively, and were separately unanimously approved and adopted by RMRM’s and TRMT’s independent trustees and by RMRM’s and TRMT’s board of trustees, with independent trustees unanimously approving the merger and other transactions contemplated by the merger agreement.

The merger is expected to close during the third quarter of 2021, subject to the requisite approvals by RMRM and TRMT shareholders and other customary closing conditions. RMRM’s greater than 5% shareholder has agreed to vote in favor of the issuance of common shares in the merger at RMRM’s special meeting of shareholders. TRMT’s greater than 5% shareholder has agreed to vote in favor of the merger and other transactions contemplated by the merger agreement at TRMT’s special meeting of shareholders.

UBS Investment Bank is acting as exclusive financial adviser to the RMRM special committee and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to RMRM (acting through the special committee). Citigroup Global Markets Inc. is acting as exclusive financial adviser to the TRMT special committee and Sullivan & Worcester LLP is acting as legal adviser to TRMT (acting through the special committee).

Conference Call

The companies will host a conference call on Wednesday, April 28, 2021 at 10:00 am Eastern Time to discuss the proposed merger and for TRMT management to provide an update on TRMT’s financial results for the quarter ended March 31, 2021. Participants will include President Tom Lorenzini and Chief Financial Officer Doug Lanois. The conference call telephone number is (833) 366-1119. Participants calling from outside the United States and Canada should dial (412) 902-6771. No pass code is necessary to access the call from either number.

RMRM and TRMT will also provide a presentation regarding the merger that will be available at their respective websites at www.rmrmortgagetrust.com and www.trmtreit.com, and as an exhibit to each of RMRM’s and TRMT’s Current Report on Form 8-K, furnished with the Securities and Exchange Commission, or the SEC. RMRM’s and TRMT’s websites are not incorporated as part of this news release.

A live audio webcast of the conference call will also be available in a listen-only mode on RMRM’s and TRMT’s websites. Participants wanting to access the webcast should visit RMRM’s or TRMT’s website at least five minutes prior to the call. The archived webcast will be available for replay on the RMRM and TRMT websites following the call for approximately one week. The transcription, recording and retransmission in any way of RMRM’s and TRMT’s conference call are strictly prohibited without the prior written consent of RMRM and TRMT, as applicable.

About RMR Mortgage Trust and Tremont Mortgage Trust

RMR Mortgage Trust (Nasdaq: RMRM) and Tremont Mortgage Trust (Nasdaq: TRMT) are real estate finance companies that originate and invest in first mortgage loans secured by middle market and transitional commercial real estate. RMRM and TRMT are managed by an affiliate of The RMR Group Inc. (Nasdaq: RMR). Substantially all of RMR’s business is conducted by its majority owned subsidiary, The RMR Group LLC, which is an alternative asset management company with $32 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. For more information about RMRM and TRMT, please visit www.rmrmortgagetrust.com and www.trmtreit.com.

About Tremont Realty Capital

Tremont Realty Capital, on behalf of its capital sources, Tremont Mortgage Trust (Nasdaq: TRMT) and RMR Mortgage Trust (Nasdaq: RMRM), is a direct lender that invests in loans secured by middle market and transitional commercial real estate. Tremont Realty Capital is the trade name of Tremont Realty Advisors LLC, which is an affiliate of The RMR Group Inc. (Nasdaq: RMR). For more information about Tremont Realty Capital, please visit www.tremontcapital.com.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever RMRM and TRMT use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, RMRM and TRMT are making forward-looking statements. These forward-looking statements are based upon RMRM’s and TRMT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by RMRM’s and TRMT’s forward-looking statements as a result of various factors. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond RMRM’s and TRMT’s control. For example:

•	RMRM and TRMT have entered into a definitive agreement to merge. The merger is expected to close in the third quarter of 2021, subject to the satisfaction or waiver of closing conditions, including the receipt of the requisite approvals by RMRM’s and TRMT’s shareholders, and RMRM and TRMT cannot be sure that these conditions will be satisfied or waived. Accordingly, the merger may not close by the end of the third quarter of 2021 or at all, or the terms contemplated by the merger agreement may change.

•	RMRM and TRMT expect to realize a number of benefits from the merger, including enhanced scale, earnings accretion, an expanded capital base, float and shareholder liquidity, improved access to capital markets and potential reduced cost of capital, increased portfolio diversification, greater market visibility, increased transaction volume and a seamless integration. These expectations are contingent upon the consummation of the merger and may not be realized as currently expected or at all.

•	This press release states that the merger and the other transactions contemplated by the merger agreement and the terms thereof were evaluated, negotiated and recommended, as applicable, to each of RMRM’s and TRMT’s board of trustees by special committees of RMRM’s and TRMT’s board of trustees, respectively, each comprised solely of RMRM’s and TRMT’s disinterested, independent trustees, respectively, and were separately unanimously approved and adopted by RMRM’s and TRMT’s independent trustees and by RMRM’s and TRMT’s board of trustees, and that UBS Investment Bank and Citigroup Global Markets Inc. acted as a financial advisor to each of the special committees of RMRM’s and TRMT’s board of trustees, respectively. Despite this process, each of RMRM and TRMT could be subject to claims challenging the merger or the other transactions or RMRM’s and TRMT’s entry into the merger and related agreements because of the multiple relationships among RMRM, TRMT, the Manager, The RMR Group LLC, The RMR Group Inc. and their related persons and entities or other reasons, and defending even meritless claims could be expensive and distracting to management.

The information contained in RMRM’s “Summary of Principal Risk Factors” included in its Current Report on Form 8-K filed on March 24, 2021, and the information contained in TRMT’s filings with the SEC, including under “Risk Factors” in TRMT’s periodic reports or incorporated therein, identifies other important factors that could cause RMRM’s and TRMT’s actual results to differ materially from those stated in or implied by RMRM’s and TRMT’s forward-looking statements. RMRM’s and TRMT’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, neither RMRM nor TRMT intends to update or change any forward-looking statements as a result of new information, future events or otherwise.

Additional Information about the Merger

In connection with the proposed merger, RMRM expects to file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4, containing a joint proxy statement/prospectus, and other documents with respect to the proposed merger and other transactions contemplated by the merger agreement. The joint proxy/prospectus will contain important information about the proposed merger and related transactions. SHAREHOLDERS OF RMRM AND TRMT ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY RMRM AND TRMT WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RMRM, TRMT AND THE PROPOSED MERGER AND RELATED TRANSACTIONS.

Shareholders of RMRM and TRMT may obtain free copies of the registration statements, the joint proxy statement/prospectus and other relevant documents filed by RMRM or TRMT with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by RMRM with the SEC are also available free of charge on RMRM's website at www.rmrmortgagetrust.com. Copies of the documents filed by TRMT with the SEC are also available free of charge on TRMT's website at www.trmtreit.com.

This press release is for informational purposes only and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale of securities would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in Solicitation Relating to the Merger

RMRM, TRMT and their respective trustees and executive officers, and Tremont Realty Advisors LLC, The RMR Group LLC, The RMR Group Inc. and certain of their respective directors, officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of RMRM and TRMT in respect of the proposed merger. Information regarding RMRM's trustees and executive officers can be found in RMRM's definitive proxy statement filed with the SEC on March 24, 2021. Information regarding TRMT's trustees and executive officers can be found in TRMT's definitive proxy statement filed with the SEC on March 25, 2021. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger if and when they become available. These documents are available free of charge on the SEC's website and from RMRM or TRMT, as applicable, using the sources indicated above.

RMRM is a Maryland Statutory Trust and TRMT is a Maryland Real Estate Investment Trust, each with transferable shares of beneficial interest listed on the Nasdaq. No shareholder, Trustee or officer is personally liable for any act or obligation of either RMRM or TRMT.

Contact:
Kevin Barry, Manager, Investor Relations (617) 658-0776
www.rmrmortgagetrust.com

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